UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2006

Gladstone Capital Corporation

(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)		22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On June 22, 2006, Gladstone Capital Corporation (the “Company”) voluntarily terminated its loan agreement with Branch Banking and Trust Company. The loan agreement was originally entered into on June 22, 2004 and provided the Company with a $15 million line of credit. The agreement was scheduled to mature on December 31, 2006. The Company decided to terminate the loan agreement due to the infrequent use of the line of credit. No material early termination penalties were incurred as a result of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)

June 23, 2006	By:	/s/ Harry Brill
(Harry Brill, Chief Financial Officer)